UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2007

Respironics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania		15668-8525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-387-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On February 18, 2007, the Respironics, Inc. Retirement Savings Plan (the "Plan") changed its auditors for the fiscal year-ended December 31, 2006. The Respironics, Inc. 401(K) Committee approved the dismissal of Ernst & Young LLP ("Ernst & Young") as the independent public accountants for the Plan.

Ernst & Young's audit reports on the Plan's financial statements for the fiscal year-ended December 31, 2005, the six-month period ended December 31, 2004, and for the fiscal year-ended June 30, 2004 did not contain any adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year-ended December 31, 2005, the six-month period ended December 31, 2004, the fiscal year-ended June 30, 2004 and through February 18, 2007, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused them to make reference thereto in their report on the financial statements for such periods. During the fiscal year-ended December 31, 2005, the six-month period ended December 31, 2004, the fiscal year-ended June 30, 2004 and through February 18, 2007, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Ernst & Young with a copy of the foregoing disclosures and requested from them a letter indicating whether they agree with these disclosures. A copy of their letter dated February 21, 2007, is attached as Exhibit 16.1.

On February 18, 2007, the Respironics, Inc. 401(K) Committee appointed Schneider Downs & Co., Inc. (Schneider Downs) as the independent public accountants for the Plan for the fiscal year-ended December 31, 2006. Prior to its appointment as independent accountants, neither the Plan, nor Respironics, Inc. had consulted Schneider Downs on any of the matters referenced in Regulation S-K, Item 304(a)(2).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

February 18, 2007	By:	/s/ Daniel J. Bevevino

Name: Daniel J. Bevevino
Title: Vice President and Chief Financial and Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

16.1	Exhibit 16.1